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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of American Home Mortgage Holdings, Inc. on Form S-4 of our report dated March 23, 2001 appearing and incorporated by reference in the Annual Report on Form 10-K of American Home Mortgage Holdings, Inc. for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/  Deloitte & Touche LLP

Princeton, New Jersey

January 7, 2002